Exhibit 21.1


                              LIST OF SUBSIDIARIES

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SUBSIDIARY                               JURISDICTION       DOING BUSINESS AS

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Rentas y Romolques de Mexico,            Mexico             REMEX
S.A. de C.V.
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Remolques y Sistemas Aliados de          Mexico             RESALTA
Transportacion, S.A. de C.V.
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Opciones Intergrales de                  Mexico             none
Arrendamientos, S.A. de C.V.
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Operador de Servicios Administratives    Mexico             none
Integrales, S.A. de C.V.
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